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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus for the registration of 1,450,000 shares of its common stock pertaining to the Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan and that certain Michaels Stores, Inc. Stock Option Agreement, dated June 6, 1997, between Michaels Stores, Inc. and R. Michael Rouleau, and to the incorporation by reference therein of our report dated March 12, 1997, with respect to the consolidated financial statements of Michaels Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 1, 1997, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       --------------------------------------
                                       Ernst & Young LLP

Dallas, Texas
June 12, 1997